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Exhibit 10.13

Coral Energy, LLC Attn: Land Department 1301 McKinney, Suite 700 Houston, Texas 77010

LEASE AGREEMENT

        THIS AGREEMENT entered into as of the 17th day of October, 2000, between PLOW REALTY COMPANY OF TEXAS, a Texas corporation, herein called "Lessor" and TEXAS GAS PLANTS, L. P., a Delaware limited partnership, herein called "Lessee";

        WITNESSETH: That,

        1.     For and in consideration of the rent to be paid and the mutual covenants herein contained, Lessor hereby demises, leases, and lets unto Lessee all of those certain lands located in Colorado County, Texas, and described and depicted on Exhibit "A" attached.

        TO HAVE AND TO HOLD unto the said Lessee, its successors and assigns, for the term and upon the covenants and conditions hereinafter set forth.

        2.     Lessee shall have full use and enjoyment of the premises for any purposes it sees fit, including, without limitation, the right to construct, maintain, and operate a plant or plants for the extraction of liquid hydrocarbons from natural gas, oil refineries, loading racks, loading docks, tanks, office buildings, employee's houses, warehouses, railroad spur tracks, pipelines, metering facilities, compression facilities, roads, ditches, water ponds, and other facilities necessary or appurtenant to those above described facilities.

        3.     This lease shall become effective as of the date first above written, and shall continue for a term of ten (10) years. Lessee shall have the option of extending said lease for successive periods of ten (10) years each for so long as Lessee may desire, by giving to Lessor notice in writing of Lessee's intention to extend the lease for an additional period of ten (10) years on or before sixty (60) days prior to the expiration of the initial term of any succeeding ten (10) year period; provided, however, that Lessee shall have the right to terminate the lease effective as of any anniversary date hereof, upon the giving of at least thirty (30) days written notice to Lessor of such termination.

        4.     Lessee agrees to pay as rent for the premises leased hereby the sum of Two Thousand Dollars ($2,000.00) per year for the first five (5) years—said rent being payable each five (5) years in advance, with Ten Thousand Dollars ($10,000.00) payable this date. The rent shall automatically increase every five years by the sum of Five Hundred Dollars ($500.00) per year for the succeeding five (5) years.

        5.     All buildings and improvements placed upon the leased premises by Lessee hereunder shall be separately assessed from the land for tax purposes, and Lessee shall pay all taxes lawfully assessed against such buildings and improvements when due. Lessee may, at its option, pay any delinquent taxes, penalties and interest thereon, assessed against the land, (except mineral estates therein separately assessed against others than the lessor), and the amount so paid shall become an obligation of Lessor to Lessee, shall be payable upon demand and if not so paid, shall bear interest at the legal rate from date of demand until paid. In addition to any other remedies for collection thereof, Lessee shall have the right to deduct the amount so paid, and interest as aforesaid, from the rent.

        6.     For the considerations above mentioned, Lessor hereby waives all claims of every nature whatsoever for damage to the leased premises and the grass and timber thereon caused by or resulting from the use by Lessee of such land under the terms hereof, including, without limitation, such damage as may be caused by the construction, repairing, dismantling, or removal of any building, structure or any other improvement or any machinery and equipment made, constructed or placed upon said premises by Lessee.

        7.     All buildings, structures, machinery and property of every kind constructed or placed upon the premises shall be considered personal property for all purposes, regardless of whether the same shall be affixed to the realty; and subject to the provisions of paragraph 8, Lessee shall remove any and all buildings, structures, works, machinery, equipment or other things constructed, built or placed on said property by Lessee at termination of lease unless Lessor waives the requirement. Lessee shall have a period of six (6) months from and after the termination of this lease for any reason to effect such removal, and during such period shall not be held guilty of trespass, but shall have, and is hereby granted, the full right of ingress and egress to, from and over said property for the purpose of effecting such removal, Should Lessee fail to remove any buildings, structures or other things built, constructed, or placed upon said premises within said period of six (6) months, Lessor shall have the right to keep and retain the same without compensation to Lessee therefor or remove same at Lessee's expense.

        8.     If lessee should default in the payment of rent or any part thereof when due and should thereafter fail to pay the full amount due within thirty (30) days after written demand therefor by Lessor, then and from thenceforth this lease shall become terminated and Lessor shall at once have the right of re-entry and shall have a lien upon all of the structures and other property of Lessee placed upon the premises hereunder for security and satisfaction of rents due Lessor and interest hereon at the legal rate and costs of collecting same, and none of such property shall be removed by Lessee until the full and final payment thereof.

        9.     All notices necessary to be given under the terms of this lease shall be given by letters addressed as follows:

      Texas Gas Plants, L.P.
      Attention: Land Department
      1301 McKinney, Suite 700
      Houston, Texas 77010

      Plow Realty Company of Texas
      Poague, Wall, Cox & Adams, LLC
      Attention: Julius F. Wall
      P. O. Box 226
      Clinton, MO 64735

or to such other address as either party hereto may designate by written notice to the other party. All notices hereunder shall be deemed to have been given when properly addressed and deposited in the United States mail with adequate postage prepaid.

        10.   Lessee covenants at all times to save Lessor harmless from any and all loss, liability, costs or damages that may occur or be claimed with respect to any person or persons, corporation property or chattels on or about the leased premises or to the property itself resulting from any act done or admission by and through the Lessee, it5s agents, employees, invitees, or any person on the premises by reason of the Lessee's use or occupancy or resulting from Lessee's non-use or possession of said property and any and all costs, loss, liability or expense resulting therefrom; and at all times maintain said premises in a safe and careful manner.

        11.   Lessor covenants that Lessee shall quietly and peaceably hold and enjoy the leased premises so long as this lease shall subsist.

        12.   This agreement shall extend to and be binding upon the parties hereto, and their respective successors and assigns.

        IN WITNESS WHEREOF, Parties hereto have executed this agreement as of the day and year first above written.

PLOW REALTY COMPANY OF TEXAS

By:	/s/ Julius F. Wall
Its:	Asst Sec

TEXAS GAS PLANTS, L.P.

By:	/s/ Robert Clark
Its:	Senior Vice President
STATE OF MISSOURI	)
) §
COUNTY OF HENRY	)

        Before me, the undersigned authority, on this day personally appeared Julius F. Wall, Assistant Secretary of the Plow Realty Company of Texas, a corporation, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same as the act and deed of said corporation, for the purposes and consideration therein expressed, and in the capacity therein stated.

        Given under my hand and seal of office, this the 17th, day of October, 2000.

THEA J. WISKUR Notary Public • Notary Seal State Of Missouri Commissioned in Henry County My Commission Expires July 20, 2003	/s/ Thea J. Wiskur Notary Public My Commission expires: July 20, 2003
STATE OF TEXAS	)
) §
COUNTY OF HARRIS	)

        Before me, the undersigned authority, on this day personally appeared Robert Clark, Sr. V-P of Texas Gas Plants GP, LLC, a Delaware limited liability company, general partner of Texas Gas Plants, L.P., a Delaware limited partnership, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same as the act and deed of said corporation, for the purposes and consideration therein expressed, and in the capacity therein stated.

        Given under my hand and seal of office, this the 16th, day of October, 2000.

F M TAYLOR JR NOTARY PUBLIC State of Texas Comm. Exp. 04-09-2003	/s/ F M Taylor Jr. Notary Public My Commission expires: 4-9-2003

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  Exhibit 10.13
LEASE AGREEMENT